EXHIBIT 32
Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Torvec, Inc. (“Torvec”) on Form 10-Q for the period ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keith E. Gleasman, president and interim chief financial officer of Torvec, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Torvec, Inc.

/s/ Keith E. Gleasman
Keith E. Gleasman, President and
Interim Chief Financial Officer
August 14, 2010
Issuer Statement
A signed original of this written statement required by Section 906 has been provided to Torvec,
Inc. and will be retained by Torvec, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.